Exhibit 10.1

PREFERRED SHARE PURCHASE AGREEMENT

THIS PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 19, 2025, by and among:

(1)	PandaAI Quantum Holdings Limited, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”);

(2)	Chongqing Liangyun Zhijing Information Technology Co., Ltd. (重庆量云之境信息科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Domestic Parent”);

(3)	Zhongyan Nanfang Financial Technology (Qingdao) Co., Ltd. (中研南方金融科技（青岛）有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Qingdao Subsidiary”);

(4)
Liangjing Zhilian (Chongqing) Education Consulting Co., Ltd. (量境智联（重庆）教育咨询有限责任公司), a limited liability company organized and existing under the Laws of the PRC (the “Chongqing Subsidiary”, together with the Domestic Parent and Qingdao Subsidiary, the “Domestic Group Companies”, and each a “Domestic Group Company”);

(5)	the individuals listed in Schedule I attached hereto (the “PD Founders”, and each a “PD Founder”);

(6)	LBB Link Pte. Ltd., a company duly incorporated and validly existing under the Laws of British Virgin Islands (the “PD Founder Holdco”); and

(7)	Waton AI Genius Holding Limited, a company duly incorporated and validly existing under the Laws of British Virgin Islands. (“Waton” or the “Purchaser”).

Each of the Company, the Domestic Group Companies, the PD Founders, the PD Founder Holdco and Waton is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.
The PD Founders and Waton wish to establish a joint venture company to conduct business cooperation in the field of AI-powered quantitative trading. As of the date of this Agreement, the PD Founders have incorporated the Company, as such joint venture company, through the PD Founder Holdco.

B.
The Purchaser wishes to subscribe for and purchase, and the Company wishes to issue and sell, upon the terms and subject to the conditions set forth herein, a convertible promissory note in the principal amount of US$2,822,626, which shall be convertible into a certain number of Founding Partner Preferred Shares (as defined below) in accordance with the terms hereof.

C.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions

The following terms shall have the meanings ascribed to them below:

“Action” means any notice, charge, claim, action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, whether at Law or in equity, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Amended Memorandum and Articles” means the amended and restated memorandum and articles of association of the Company which (a) incorporates all relevant terms of the Shareholders Agreement and (b) is in form and substance satisfactory to Waton to be adopted in accordance with applicable Law on or before the Conversion Closing and which shall be in full force and effect as of the Conversion Closing.

“Approval” means any approval, authorization, license, permit, release, order, or consent required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person, or any waiver of any of the foregoing.

“Anti-Corruption Laws” means (a) any Laws relating to anti-bribery or anti-corruption that apply to the business and dealings of the Group Companies, (b) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010, regardless of the jurisdictional scope of these laws, and (c) the Criminal Law of the PRC, as amended, PRC Anti-Unfair Competition Laws, as amended, and the rules and regulations thereunder.

“Board” or “Board of Directors” means the board of directors of the Company from time to time.

“Business” means the Current Business and the business to be or intended to be conducted by the Group.

“Business Day” means a day (other than a Saturday or Sunday) that banks located in the Cayman Islands, Hong Kong and the PRC are generally open for business.

“Charter Documents” means, as to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, by-laws, trust deed, trust instrument, partnership, operating agreement, limited liability company, joint venture or shareholders’ agreement or equivalent documents, and business license, in each case as amended.

“Circular 37” means the Circular on Issues Relating to the Administration of Foreign Exchange of Offshore Investment and Financing through Special Purpose Vehicles and Round-Tripping Investment by PRC Resident (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》[汇发（2014）37 号]) issued by the SAFE on July 4, 2014 with effect from July 4, 2014 and any other guidelines, implementing rules, reporting and registration requirements issued by SAFE in relation thereto.

“Company’s Competitor” means any Person being engaged in any business that is directly or indirectly competing with the Business conducted by any Group Company.

“Contract” means, as to any Person, any contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound, whether oral or written.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Control Documents” means, collectively, those Contracts entered into among the Company (or its Affiliates), the Domestic Group Companies and/or the shareholders, directors, legal representatives or other key individuals of the Domestic Group Companies, which are designed and intended to establish, maintain or reinforce the Company’s (or any of its designated Affiliates’) direct or indirect control over, and right to receive substantially all of the economic benefits from, the Domestic Group Companies, including, without limitation, exclusive business cooperation or service agreements, equity pledge agreements, exclusive option agreements, voting proxy or power of attorney agreements, loan agreements, spousal consent letters and any similar or related contracts or arrangements, in each case as may be amended, supplemented or restated from time to time and the form and substance of which shall be satisfactory to Waton.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Current Business” means the AI-powered quantitative trading platform services, natural language trading interface services, visual workflow design services, and other related fintech services provided through the “Panda AI” website and its affiliated applications.

“Current Memorandum and Articles” means the memorandum and articles of association of the Company currently in effect as of the date of this Agreement.

“Cyber-security Classified Protection Filing” (网络安全等级保护备案) means the filing with public security authorities as required under the PRC Cyber Security Law(《中华人民共和国网络安全 法》) and related regulations for information system security.

“Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Founding Partner Preferred Shares” means the Founding Partner Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Amended Memorandum and Articles and the Shareholders Agreement.

“Government Entity” means (i) any national, federal, state, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government; (ii) any public international organization; (iii) any agency, division, bureau, department, or other sector of any government, entity or organization described in the foregoing clauses (i) or (ii) of this definition; or (iv) any company, business, enterprise, or other entity owned or controlled by any government, entity, or organization described in the foregoing clauses (i), (ii), or (iii) of this definition.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong or the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” means the Company and the Domestic Group Companies, together with the Subsidiaries (if any) of each of the foregoing, including any such Subsidiaries established, acquired, or otherwise formed from time to time, and a “Group Company” means any of them. “Group” refers to all of Group Companies collectively.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty, settlement, suit, or Tax of any kind or nature, together with all interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, domain names, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Key Employee” means any of the Persons listed on Schedule III.

“Law” or “Laws” means any constitutional provision, treaty, statute, law, rule, regulation, ordinance, code, rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any official policy or interpretation or administration of any of the foregoing by any Governmental Authority and any Governmental Order, in each case as amended.

“Leased Real Property” means all real property leased, subleased, licensed or otherwise occupied by any Group Company as a tenant, subtenant or pursuant to other occupancy arrangements.

“Liabilities” means, with respect to any Person, all debts, obligations, liabilities and commitments owed by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, easement, adverse claim, restrictive covenant, or other restriction or limitation of any kind whatsoever, including any restriction on the use, voting, transfer, receipt of income, or exercise of any attributes of ownership.

“Material Adverse Effect” means any (i) event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have, either alone or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, licenses, Permits, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Group, (ii) material impairment of the ability of any Group Company, PD Founder or PD Founder Holdco to perform the material obligations of such Person hereunder or under any other Transaction Documents, as applicable, or (iii) material impairment of the validity or enforceability of this Agreement or any Transaction Document against any Group Company, PD Founder or PD Founder Holdco.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Purchaser” has the meaning set forth in the Preamble of this Agreement. “Preferred Shares” means the Founding Partner Preferred Shares.

“Prohibited Person” means any Person that is a target of or subject to any economic sanction administered by the United States government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), U.S. Department of State, and U.S. Department of Commerce), the United Nations, the European Union, the United Kingdom, or any other relevant Government Authority. Without limiting the generality of the foregoing, Prohibited Persons includes (i) any Person named, or Affiliated with any Person named, on the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the OFAC Specially Designated Nationals or Blocked Persons (“SDN”), Foreign Sanctions Evaders (“FSE”) and Sectoral Sanctions Identifications (“SSI”) lists; the Annex to Executive Order No. 13224; the Department of State’s Debarred List; (ii) a member of any PRC military organization; or (iii) any Person with whom business transactions, including exports and re-exports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

“Public Official” means any (i) officers, employees, or other persons working in an official capacity on behalf of any Government Authority or Government Entity, including state-owned or state-controlled enterprises; (ii) political party representatives, political party officials, or candidates for political office; (iii) officers, employees, or other persons working in an official capacity on behalf of any public international organization, such as the United Nations or the World Bank; and (iv) close relatives of persons identified above (e.g. parents, children, spouse, parents-in-law and siblings).

“Real Property” means all real property, easements, licenses, rights of way, or other interests in or to real property owned by any Group Company.

“Red-Chip Restructuring” means the restructuring, that the Company directly or indirectly holds the onshore business through a compliant equity-holding/VIE structure approved by the Board, with ancillary IP/asset assignments and intercompany agreements effective.

“Related Parties” means (a) the PD Founders, and the PD Founder Holdco, (b) a shareholder, officer, director or employee of any Group Company, and (c) any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of the Persons referred to in clause (a) and (b) above (each of the foregoing, a “Related Party”).

“Related Party Contract” means a contract between any Group Company and any Related Party. “SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAMR” means the State Administration for Market Regulation or its local branches.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Singapore” means the Republic of Singapore.

“Shareholders Agreement” means the Shareholders Agreement entered into by and among the parties thereto on or prior to the Note Closing, in the form attached hereto as Exhibit C.

“Social Insurance” means any form of social security and welfare contribution required to be paid by employer for its employees under applicable Laws, including without limitation, pensions, medical insurance, unemployment insurance, work-related injury insurance, maternity benefits, and housing accumulation funds.

“Subsidiary” means, with respect to any Person, each other Person in which the first Person: (a) owns or Controls, directly or indirectly, more than fifty percent (50%) of the issued and outstanding share capital, voting interests or other equity interests; (b) holds the rights to more than fifty percent (50%) of the economic interest of such other Person, including interests held through a VIE Structure or other contractual arrangements; or (c) has a relationship such that the financial statements of such other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.

“Tax” or “Taxes” means any PRC (including any subdivision, municipality, province or locality of the PRC or any agency thereof) or other non-PRC income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, unclaimed property to escheatment, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” shall mean any report, return, election, statement, notice or other document or similar filing (including the attached schedules) required to be filed or submitted with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

“Transaction Documents” means this Agreement, the Note, the Shareholders Agreement, the Amended Memorandum and Articles, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S.” means the United States of America.

“VIE Structure” means the investment structure in which a PRC-domiciled operating entity and its PRC shareholders enter into a number of Contracts with a non-PRC investor (or a foreign-invested enterprise incorporated in the PRC invested by the non-PRC investor) pursuant to which the non-PRC investor achieves control of the PRC-domiciled operating entity and also consolidates the financials of the PRC-domiciled entity with those of the non-PRC investor.

“Warrantors” means the Group Companies, the PD Founders and the PD Founder Holdco.

2.	Purchase and Sale of the Note

2.1	Sale and Issuance of the Note

Subject to the terms and conditions of this Agreement and upon payment by the Purchaser (or its designated entity) to the Company of the Principal Amount (as defined below), at the Note Closing (as defined below), the Company shall issue and sell to the Purchaser a convertible promissory note in the form of Exhibit A hereto (the “Note”) in the principal amount of US$2,822,626 (the “Principal Amount”). The Note shall be convertible into such number of Founding Partner Preferred Shares, par value US$0.0001 per share (the “Preferred Shares”), as calculated in accordance with the conversion terms set forth in this Agreement and the Note.

2.2	Note Closing

(i)
Note Closing. The consummation of the sale and issuance of the Note to the Purchaser pursuant to Section 2.1 (the “Note Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable, but in no event later than ten (10) Business Days following the satisfaction or waiver of all of the conditions set forth in Sections 5A and 5B (other than those conditions that by their nature can only be satisfied at the Note Closing, but subject to satisfaction of those conditions at the Note Closing), as confirmed in writing by the Purchaser and the Company, or at such other place or at such other time or on such other date as the Company and the Purchaser may mutually agree.

(ii)	Note Closing Deliveries. At the Note Closing, the Company shall, and each Warrantor (other than the Company) shall cause the Company to, deliver to the Purchaser:

(1)	such documents required to be delivered pursuant to Section 5A;

(2)	an executed Note in the form attached as Exhibit A; and

(3)
such other documents as the Purchaser may reasonably request to evidence the satisfaction of the conditions set forth in Section 5A and/or the performance of the obligations of the Warrantors hereunder.

(iii)
Note Closing Payment. After the delivery of the documents to the Purchaser in accordance with Section 2.2(ii), at the Note Closing, the Purchaser (or its designated entity) shall pay to the Company the Principal Amount for the Note being purchased by the Purchaser pursuant to this Agreement, by wire transfer to the Escrow Account. The Purchaser’s obligation to pay the Principal Amount under this Agreement shall be deemed fully performed and discharged upon the Purchaser’s (or its designated entity’s) payment of the full Principal Amount into the Escrow Account, regardless of whether or when the funds are released from the Escrow Account to the Company (or any other party, as applicable). The Purchaser’s economic rights as the Founding Partner under the Transaction Documents shall accrue from, and any amounts payable thereunder shall be calculated as of, the date the Purchaser (or its designated entity) pays the Principal Amount into the Escrow Account.

(iv)
Withdrawal of Escrowed Funds. The Company may withdraw funds from the Escrow Account pursuant to the ACA; provided that such funds shall only be used for purposes permitted under the ACA and Section 7.1 of this Agreement.

2.3	Note Conversion

(i)	Conversion Mechanics.

(1)
Conversion upon Conversion Trigger Event. At any time after the date of issuance of the Note and prior to the Maturity Date (as defined in the Note), if all of the conditions set forth in Sections 6A and 6B have been satisfied or otherwise waived by the Purchaser, the Company shall immediately give written notice (the “Trigger Satisfaction Notice”) to the Purchaser. The Purchaser shall have the option, but not the obligations, at its sole discretion, exercisable by delivering a written notice (“Conversion Notice”) within twenty (20) business days after the receipt of the Trigger Satisfaction Notice from the Company, (x) to convert all or any portion of the outstanding Principal Amount into the Companies’ Founding Partner Preferred Shares (the “Preferred Shares”) having the rights, preferences and privileges as set forth in the Shareholders Agreement and Amended Memorandum and Articles of the Company, at the per share conversion price of US$0.376350156; and (y) to require the rest of the Principal Amount and the accrued interests thereon which are not converted to be repaid upon the earlier of (i) the last day of six (6) months following the conversion, and (ii) the first anniversary of the date of the Note.

(2)
Conversion upon Merger Event. Without prejudice to the foregoing under Section2.3(i)(1), at any time after the date of issuance of the Note and prior to the conversion in accordance with Section2.3(i)(1) above or the repayment of the outstanding Principal Amount and accrued interest in full of the Note, in the event that the Company shall propose to enter into any transaction that involves (x) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or its subsidiaries, (y) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company or its subsidiaries, or (z) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, the Company shall immediately give written notice (the “Merger Notice”) to the Purchaser describing the consideration to be paid for such merger, the name of the prospective acquirer and the material terms and conditions relating to such merger. The Purchaser shall have the option, but not the obligations, exercisable by delivering the Conversion Notice within twenty (20) business days after the receipt of the Merger Notice from the Company, (x) to convert all or any portion of the outstanding Principal Amount into the Preferred Shares at the per share conversion price of US$0.376350156; and (y) to require the rest of the Principal Amount and the accrued interests thereon which are not converted to be repaid upon the earlier of (i) the last day of six (6) months following the conversion, and (ii) the first anniversary of the date of the Note.

(3)
Waiver of Interest upon Conversion. Notwithstanding anything to the contrary under the Note or this Agreement, in the event the Purchaser elects to convert any Principal Amount into the Preferred Shares, the interest accrued on such amount of Principal Amount shall be automatically waived by the Purchaser upon such conversion.

(4)
Fractional Shares. No fractional shares of the Company will be issued upon conversion of the Note. In lieu of any fractional share to which the Purchaser would otherwise be entitled, the Company will pay to the Purchaser in cash the amount of the unconverted balance of the Note that would otherwise be converted into such fractional share.

(ii)
Conversion Closing. The consummation of the conversion and issuance of the Preferred Shares to the Purchaser pursuant to Section 2.3(i) (the “Conversion Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable, but in no event later than ten (10) Business Days after the Company’s receipt of the Conversion Notice.

(iii)	Conversion Deliveries. At the Conversion Closing, the Company shall, and each Warrantor (other than the Company) shall cause the Company to, deliver to the Purchaser:

(1)	such documents required to be delivered pursuant to Section 6A;

(2)
such other documents as the Purchaser may reasonably request to evidence the issuance of the Founding Partner Preferred Shares to the Purchaser pursuant to this Agreement, the satisfaction of the conditions set forth in Section 6A and/or the performance of the obligations of the Warrantors hereunder;

(3)
a copy of the updated register of members of the Company, dated as of the Conversion Closing and certified by the company secretary of the Company, reflecting the issuance to the Purchaser of the Founding Partner Preferred Shares being converted by the Purchaser at the Conversion Closing; and

(4)	share certificates representing the Founding Partner Preferred Shares being converted by the Purchaser at the Conversion Closing.

(iv)
Cancellation or Reduction of Note at Conversion Closing. After the delivery of the documents to the Purchaser in accordance with Section 2.3(iii), at the Conversion Closing, the Purchaser will surrender the Note for cancellation to the extent of the portion of the outstanding Principal Amount being converted (the “Converted Amount”) in exchange for the issuance of the Preferred Shares. The Note will be reduced by the Converted Amount, and the Company will issue to the Purchaser a replacement note evidencing any remaining outstanding principal and accrued but unpaid interest not so converted (the “Remaining Amount”), which will continue in effect on the same terms as the Note (mutatis mutandis). If there is no Remaining Amount, the Note will be cancelled in full and will have no further force or effect. Upon such cancellation or reduction, (i) the Converted Amount will be deemed repaid by the Company to the Purchaser, and (ii) the purchase price for the issuance of the Preferred Shares issued upon such conversion will be deemed paid in full by the Purchaser, with no additional cash consideration required.

2.4
Liability of Warrantors for Principal Amount. Each Warrantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the full and timely repayment of the outstanding Principal Amount under the Note, and agrees that the Warrantors shall be jointly and severally liable for the Principal Amount. The Purchaser may proceed against any one or more Warrantors for all or any portion of the Principal Amount without first proceeding against the Company or any other person, and without notice, demand, presentment or protest, all of which are hereby waived to the fullest extent permitted by law. This guarantee is a continuing obligation and will remain in effect until the Principal Amount has been paid in full or fully converted to the Preferred Shares.

2.5	Waiver of Restrictions on Issuance

Each of the Warrantors hereby waives and agrees to procure the waiver of any restrictions on issuance, conversion or transfer of shares that would restrict, prohibit, delay, or hinder the execution, delivery, or performance of this Agreement, the lawful issuance and sale of the Note, or the lawful issuance and conversion of the Preferred Shares including, without limitation, the waiver of any rights of first refusal, preemptive rights, rights of first offer or co‑sale rights, put or call rights, or similar rights that may be triggered by the transactions contemplated by the Transaction Documents), whether under the current Charter Documents of any Group Company or otherwise, and agrees not to assert any such rights.

2.6	Termination

If the Note Closing fails to occur on or prior to the date falling three (3) months from the date hereof or such other date to be agreed by the Company and the Purchaser in writing (the “Long Stop Date”), each of the Company and the Purchaser shall have the right (but not the obligation) to terminate this Agreement and the transaction contemplated hereunder, provided that the right to terminate this Agreement pursuant to this Section 2.6 shall not be available to the Party whose failure to perform any of its obligations under this Agreement shall have resulted in the failure of the Note Closing to be consummated by the Long Stop Date. If either the Company or the Purchaser terminates this Agreement pursuant to this Section 2.6, the Purchaser shall be relieved of any and all of its obligations under this Agreement without prejudice to any accrued rights it may have.

3.	Representations and Warranties of the Warrantors

As of the date of this Agreement, the Note Closing and the Conversion Closing, each of the Warrantors, jointly and severally, represents and warrants to the Purchaser that the statements set forth in Schedule I are true, correct, complete and not misleading.

4.	Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company that each of the statements contained in this Section 4 are true and complete as of the date of this Agreement, the Note Closing and the Conversion Closing as follows:

4.1	Status

The Purchaser is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation (to the extent the relevant jurisdiction recognizes such concept of good standing).

4.2	Authorization

The Purchaser has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of the Purchaser (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, and the performance of all obligations of the Purchaser thereunder, has been taken or will be taken prior to the Note Closing. This Agreement has been duly executed and delivered by the Purchaser. This Agreement and each of the Transaction Documents are, or when executed and delivered by the Purchaser will be, valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3	Purchase for Own Account

The Note and Founding Partner Preferred Shares purchased hereunder, and to be received by the Purchaser, if any, will be acquired for the Purchaser’s own account or the account of one or more of the Purchaser’s Affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing the same.

5.	Conditions Precedent of the Note Closing

5A          Conditions of the Purchaser’s Obligations at the Note Closing

The obligation of the Purchaser to consummate the Note Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Purchaser, is subject to the fulfillment on or before the Note Closing of each of the following conditions:

(i)
Representations and Warranties. Each of the representations and warranties of the Warrantors contained in Section 3 shall be true, correct, complete and not misleading when made and shall be true, correct, complete and not misleading on and as of the Note Closing with the same effect as though such representations and warranties had been made on and as of the date of the Note Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct, complete and not misleading as of such particular date.

(ii)
Performance. Each Warrantor shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents to which it is a party that are required to be performed or complied with by them, on or before the Note Closing.

(iii)
Authorizations. All Approvals of any competent Governmental Authority or of any other Person that are required to be obtained by any Group Company, Founder Holdco or Founder in connection with the consummation of the transactions contemplated by this Agreement (including but not limited to those related to the lawful issuance and sale of the Note) (including without limitation any waivers of rights of first refusal, preemptive rights, put or call rights, or other rights triggered by the Transaction Documents, if any) shall have been duly obtained and effective as of the Note Closing.

(iv)
Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be completed at the Note Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of the Company, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance reasonably satisfactory to the Purchaser, and the Purchaser shall have received all such counterpart original or other copies of such documents as it may reasonably request.

(v)
Appointment of Waton Directors. Two (2) individuals designated by the Purchaser (collectively, the “Waton Directors” and each a “Waton Director”) shall have been duly appointed to the board of directors of the Company, and all necessary corporate actions and filings in connection with such appointment shall have been completed, the Company’s register of directors (the “ROD”) has been updated accordingly, and a certified copy of the updated ROD (together with evidence of any required filing with the applicable registrar) has been delivered to the Purchaser.

(vi)
Account Control Agreement and Escrow Account. (i) The Company, the Purchaser, and a trust entity designated by the Purchaser (the “Trust Entity”) shall have entered into an account control agreement in the form and substance satisfactory to the Purchaser (the “ACA”); (ii) the Trust Entity shall have established an escrow account (the “Escrow Account”) for the purpose of receiving, holding and disbursing the Principal Amount in accordance with the terms of the ACA and this Agreement; (iii) one (1) Waton Director designated by the Purchaser shall have been duly designated and authorized as a signatory with full authority to approve and authorize the release of funds from the Escrow Account in accordance with the terms and conditions set forth in the ACA.

(vii)
Closing Certificate. The chief executive officer of the Company shall have executed and delivered to the Purchaser at the Note Closing a certificate dated as of the Note Closing stating that the conditions specified in this Section 5A have been fulfilled as of the Note Closing.

(viii)	Transaction Documents. Each of the parties to the Transaction Documents (other than the Purchaser and the Singapore Subsidiary) shall have executed and delivered such agreements to the Purchaser.

(ix)	Due Diligence. Legal, financial and operational due diligence shall all be completed to the satisfaction of the Purchaser.

(x)	Corporate Approval of the Purchaser. The Purchaser shall have received its requisite corporate approval for the entry into the transactions contemplated by the Transaction Documents.

(xi)	No Material Adverse Effect. There shall not have occurred a Material Adverse Effect since the date hereof.

5B	Conditions of the Company’s Obligations at the Note Closing

The obligations of the Company to consummate the Note Closing under Section 2 of this Agreement with respect to the Purchaser, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Note Closing of each of the following conditions:

(i)
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct when made and shall be true and correct on and as of the Note Closing with the same effect as though such representations and warranties had been made on and as of the date of the Note Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date.

(ii)
Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Note Closing.

(iii)	Transaction Documents. The Purchaser shall have executed the Transaction Documents to which it is a party and delivered the same to the other parties thereto.

6.	Conditions Precedent of the Conversion Closing

6A	Conditions of the Purchaser’s Obligations at the Conversion Closing

The obligation of the Purchaser to consummate the Conversion Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Purchaser, is subject to the fulfillment on or before the Conversion Closing of each of the following conditions:

(i)
Representations and Warranties. Each of the representations and warranties of the Warrantors contained in Section 3 shall be true, correct, complete and not misleading when made and shall be true, correct, complete and not misleading on and as of the Conversion Closing with the same effect as though such representations and warranties had been made on and as of the date of the Conversion Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct, complete and not misleading as of such particular date.

(ii)
Performance. Each Warrantor shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents to which it is a party that are required to be performed or complied with by them, on or before the Conversion Closing.

(iii)
Authorizations. All Approvals of any competent Governmental Authority or of any other Person that are required to be obtained by any Group Company, Founder Holdco or Founder in connection with the consummation of the transactions contemplated by this Agreement (including but not limited to those related to the lawful issuance and sale of the Preferred Shares) (including without limitation any waivers of rights of first refusal, preemptive rights, put or call rights, or other rights triggered by the Transaction Documents, if any) shall have been duly obtained and effective as of the Conversion Closing.

(iv)
Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be completed at the Conversion Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of the Company, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance reasonably satisfactory to the Purchaser, and the Purchaser shall have received all such counterpart original or other copies of such documents as it may reasonably request.

(v)
Memorandum and Articles. The Amended Memorandum and Articles shall have been duly adopted by a special resolution of the members of the Company and shall have been submitted for filing with the Registry of Companies of the Cayman Islands, and such adoption shall have become effective prior to the Conversion Closing with no alternation or amendment as of the Conversion Closing.

(vi)
Completion of Red-chip Restructuring. The Group has completed the Red-chip Restructuring such that, immediately following such restructuring, the Group’s ownership and control structure is as set out in Exhibit B-II (the “Structure Chart”), including, without limitation:

(1)
establishment of all necessary entities and completion of all related steps and transactions, and execution and delivery by the relevant entities and the Domestic Group Companies of the Control Documents, so that the Company directly or indirectly, through equity ownership and/or the Control Documents, has effective control over the Domestic Group Companies;

(2)	incorporation of a Subsidiary of the Group Company in Singapore to serve as the offshore operating entity (the “Singapore Subsidiary”); and

(3)	completion by LI Yuqi (李昱琦) of his Circular 37 registration with the competent SAFE authority, with evidence of completion delivered to the Purchaser;

For the avoidance of doubt, all necessary corporate approvals and any required filings/records relating to the foregoing have been completed, and true, correct and complete copies of the Structure Chart, the Control Documents, and related approvals and evidentiary materials have been delivered to the Purchaser.

(vii)
Execution of Transaction Documents by Singapore Subsidiary. The Singapore Subsidiary shall have executed and deliver to the Purchaser (i) a deed of adherence (Exhibit D) to join this Agreement as a Warrantor, and (ii) the Shareholders Agreement.

(viii)
Confidentiality, Non-Compete, Non-Solicitation and Invention Assignment Agreements with Key Employees. The Group Companies shall have caused all Key Employees to enter into an employment agreement and a confidentiality, non-compete, non-solicitation and invention assignment agreement or an employment agreement containing confidentiality, non-compete, non-solicitation and invention assignment provisions, in form and substance satisfactory to the Purchaser.

(ix)
Closing Certificate. The chief executive officer of the Company shall have executed and delivered to the Purchaser at the Conversion Closing a certificate dated as of the Conversion Closing stating that the conditions specified in this Section 6A have been fulfilled as of the Conversion Closing.

(x)	No Material Adverse Effect. There shall not have occurred a Material Adverse Effect since the date hereof.

6B	Conditions of the Company’s Obligations at the Conversion Closing

The obligations of the Company to consummate the Conversion Closing under Section 2 of this Agreement with respect to the Purchaser, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Conversion Closing of each of the following conditions:

(i)
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct when made and shall be true and correct on and as of the Conversion Closing with the same effect as though such representations and warranties had been made on and as of the date of the Conversion Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date.

(ii)
Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Conversion Closing.

7.	Covenants and Other Agreements

7.1	Use of Principal Amount

The Company shall use the Principal Amount pursuant to this Agreement only for the operations of the Group Companies or for other purposes consented in writing by the Purchaser. Unless otherwise agreed to in writing by the Purchaser, no Principal Amount shall be used (i) in the purchase of any securities, (ii) in the investment of any other entities, (iii) in the payment of any debt of the Company or its subsidiaries, or (iv) in the repurchase or cancellation of securities held by any shareholders of the Company.

7.2	Executory Period Covenants

Between the date of this Agreement and the Conversion Closing, unless the Purchaser consents in writing otherwise:

(i)
Pre-Closing Actions. As promptly as practicable, each Warrantor shall: (a) use best efforts to take all actions required of such party and to do all other things reasonably necessary, proper or advisable to consummate the transactions contemplated under the Transaction Documents to which it is a party; (b) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by such Warrantor pursuant to Law in connection with the Transaction Documents to which it is a party, the issuance of the Note and/or the Preferred Shares pursuant hereto and the consummation of the other transactions contemplated under the Transaction Documents to which it is a party; (c) use reasonable best efforts to obtain, or cause to be obtained, all consents (including any consents required under any contract) necessary to be obtained by such party in order to consummate the transactions contemplated pursuant to the Transaction Documents to which it is a party; and (d) coordinate and cooperate with the other Parties in exchanging such information and supplying such assistance as may be reasonably requested by the other Parties in connection with any filings and other actions to be made or taken in order to consummate the transactions contemplated pursuant to the Transaction Documents to which it is a party.

(ii)
Non-Violation. Pending the Conversion Closing, none of the Warrantors, without the prior written consent of the Purchaser, shall take any action which (a) would render any of the representations or warranties made by the Warrantors in this Agreement untrue in any material respect if given with reference to the facts and circumstances then existing or (b) would result in any of the covenants contained in this Agreement becoming incapable of performance. Each Warrantor shall promptly advise the Purchaser of any action or event of which such Warrantor becomes aware which would have the effect of making incorrect in any material respect any such representations or warranties if given with reference to facts and circumstances then existing or which has the effect of rendering any such covenants incapable of performance.

(iii)
Conduct of Business. Except as otherwise permitted by this Agreement or with the written consent of the Purchaser, from the date hereof to the date of the Conversion Closing, the Warrantors shall: (a) carry on the Group’s business in the ordinary course consistent with past practice and in substantially the same manner as conducted prior to the date hereof and use best efforts to preserve its relationships with customers, suppliers and others having business dealings with the Group; and (b) not do any act or thing which would require the consent of the Purchaser under the Shareholders Agreement or any other Transaction Document had the transactions contemplated hereunder been consummated.

(iv)
Negative Covenants. Except as otherwise permitted by this Agreement or with the written consent of the Purchaser, no Warrantor shall (a) waive, release or assign any material right or claim, (b) take any action that would reasonably be expected to materially impair the value of any Group Company, (c) sell, purchase, assign, lease, transfer, pledge, encumber or otherwise dispose of any material asset, (d) issue, sell, or grant any Equity Security, (e) declare, issue, make, or pay any dividend or other distribution with respect to any Equity Security, (f) incur any indebtedness for borrowed money or capital lease commitments or assume or guarantee for any indebtedness of any Person, (g) make any material change in any method of accounting or accounting practice used by any Group Company, other than any such changes required by applicable accounting principles, (h) enter into any Contract or other transaction with an Affiliate, or (i) authorize or commit to do any of the foregoing.

(v)
Exclusivity. From the date hereof until the Conversion Closing, in the event that the Warrantors or their representatives or any member of the Group, solicit, initiate, facilitate, engage in any discussions or negotiations with respect to, adopt, approve, commit to, or conclude any investment transaction with, or any sale of any member of the Group or the business or equity thereof to, any third party, whether directly or indirectly that have the effect of establishing rights or otherwise benefiting such third party in a manner more favorable to such third party than the rights, preferences, privileges and other terms established in favor of the Purchaser by the Transaction Documents, then, in any such case, the Purchaser shall also be automatically entitled to and provided with such rights, preferences, privileges and other terms (excluding the right of appointment of director to any Group Company or any veto right).

(vi)
Access and Information. From the date hereof until the Conversion Closing, the Warrantors shall permit the Purchaser, or any representative thereof, at their own expense, to (a) visit and inspect the properties of the Group Companies, (b) inspect the contracts, books of account, records, ledgers, and other documents and data of the Group Companies, (c) discuss the business, affairs, finances and accounts of the Group Companies with officers and employees of the Group Companies, and (d) review such other information as the Purchaser reasonably request, in each case during normal business hours and in such a manner so as not to unreasonably interfere with the normal operations of the Group Companies. No information or knowledge obtained pursuant to this Section 7.2(vi) or otherwise by the Purchaser in connection with their due diligence will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions.

7.3	SAFE Rules and Regulations

The Company (and/or any other Group Company and/or PD Founders, as the case may be) shall, as promptly as practicable after the date hereof, take all requisite action to assist each holder or beneficiary owner of Equity Securities of the Company, who is a “Domestic Resident” as defined in Circular 37 (the “SAFE Subject Persons”) to comply with all applicable SAFE Rules and Regulations (collectively, the “SAFE Rules and Regulations”).

7.4	Taxes Matters

Each Warrantor shall or shall cause each Group Company to:

(i)	meet all payment, withholding, and all other Tax compliance obligations in all material respects, as required under the Laws of the jurisdictions where such Group Company operates;

(ii)	at all times deal at arm’s length with any other Group Company or any Related Party in all material respects;

(iii)
properly withhold and pay all Taxes required to have been withheld and paid in connection with any amounts due, owing to or paid to any employees, external individual advisors and/or other Persons in accordance with applicable Tax Laws;

(iv)	comply with applicable Laws related to the PRC Tax invoices and obtain all proper tax invoices which truly reflect the nature and substance of the business; and

(v)	conduct business so that it does not have a trade or business, agency, branch or a permanent establishment or become a tax resident in a country outside its country of incorporation.

7.5	No Tax Liability

The Parties hereby acknowledge and agree that:

(i)
the Purchaser shall have no obligation to pay any Tax of any nature that is required by applicable Law to be paid by any of (a) the Group Companies or (b) the direct and indirect partners, members and shareholders of the Group Companies (excluding the Purchaser and the director or indirect partners, members and shareholders of the Purchaser) arising out of the transactions contemplated by this Agreement; and

(ii)	each of the Group Companies shall bear and pay any Tax of any nature that is required by applicable Law to be paid by it arising out of the transactions contemplated by this Agreement.

7.6	Non-compete and Full-time

(i)
Each PD Founder undertakes to the Purchaser that for as long as he is a shareholder, director and/or employee of any Group Company and a period of two (2) years after he ceases to be a shareholder, director and/or employee of any Group Company, he shall not, either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person:

A.
carry on or be engaged, concerned or otherwise interested in, directly or indirectly, whether as shareholder, director, employee, partner or agent, any business in direct competition with the Current Business of the Group Companies in the PRC and any other geographic territory in which the Group Companies then actively operates;

B.
solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any person, firm, company or organization who is or shall at any time within twelve (12) months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company; or

C.
employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any Person who is or shall have been at the date of or within twelve (12) months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such Person would commit a breach of contract by reason of leaving such employment or engagement (other than pursuant to advertisements of general circulation).

(ii)
The PD Founders hereby covenant that each of them shall continue to devote all of his time to managing the business and operations of the Group Company, shall remain actively involved in the leadership of the Company, and shall not, without the prior written consent of the Purchaser, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any other entity (A) through the ownership of any equity interest in such entity, (B) by occupying half or more of the board seats of such entity, or (C) by contract or otherwise, except for any Financial Investment made by any PD Founder to any entity other than the Group Companies which will not adversely affect any Group Company or the Business. For the purpose of this Section 7.6(ii), “Financial Investment” shall mean any investment made solely for the purpose of future financial return without substantially involving in the management and business operation of the invested entity.

(iii)	Key Man Clause

Each of the PD Founders covenants that he will not, and will procure that the Company and its Affiliates will not, remove or replace LI Yuqi (李昱琦) as Chief Executive Officer (the “CEO”) or LIU Bingjun (刘炳君) as Technical Director (the “CTO”), nor effect any material adverse change to either person’s roles, responsibilities, authority, reporting line, compensation, or other material terms of engagement, in each case without the prior written consent of the Purchaser. If LI Yuqi (李昱琦) or LIU Bingjun (刘炳君) (each, a “Key Man”) (A) ceases for any reason to serve in his applicable role, or (B) fails to devote substantially his full business time and attention to the affairs of the Group (other than approved in writing by the Purchaser), then the Purchaser will have the right to require the Company and the PD Founders to procure the appointment of a replacement for such Key Man (a “Replacement Executive”) within the following periods after the Company’s or the PD Founders’ receipt of written notice from the Purchaser specifying the trigger for replacement within ninety (90) calendar days; in each case with the identity, qualifications, scope of authority, and terms of appointment of the Replacement Executive being reasonably satisfactory to the Purchaser. Failure to appoint a Replacement Executive within the applicable period (or any written extension granted by the Purchaser) shall: (a) if occurring before the Conversion Closing, constitute an Event of Default under the Note, entitling the Purchaser to declare all Principal Amount and accrued interest immediately due and payable and to exercise all remedies under the Note; or (b) if occurring after the Conversion Closing, entitle the Purchaser to exercise the Founding Partner Option under the Shareholders Agreement and the Amended Memorandum and Articles.

For clarity: (a) any interim or acting appointee will not, unless expressly approved in writing by the PD Founding Partner, be deemed a Replacement Executive for purposes of satisfying this clause; (b) the Company will provide, and the PD Founders will procure that the Company provides the PD Founding Partner with reasonable access to candidates and information during the replacement process; and (c) the remedies in this clause are cumulative and in addition to any other rights or remedies available to the PD Founding Partner under this Agreement or applicable Law.

(iv)
The Warrantors, jointly and severally, hereby covenant that each Key Employee shall enter into an employment contract or other contracts of the similar nature with any of Group Companies, pursuant to which, for as long as he/she is an employee or director of any Group Company and a period of two (2) years after he/she ceases to be an employee or director of any Group Company, such Key Employee shall, directly or indirectly

A.
not (i) be employed by any Company’s Competitor, including but not limited to, as a director, manager, or employee of such Company’s Competitor; (ii) conduct any form of investment in any Company’s Competitor, including but not limited to, being the owner, shareholder, actual controller, partner or creditor of such Company’s Competitor; (iii) conduct any business transaction with any Company’s Competitor, including but not limited to, becoming a business agent, supplier or distributor of such Company’s Competitors; (iv) provide any Company Competitor with any form of advice or suggestion; (v) enter into any agreement, make any undertaking or take any other arrangement, if such agreement, undertaking or arrangement limits or damages or will likely limit or damage the Group’s business; or (vi) for the interest of any Company’s Competitor, compete with the Group or its Affiliates for recruiting, lobbying or contacting with (or attempting to recruit, lobby or contact with) the then-current or potential corporate clients, agents, suppliers and/or independent contractors, etc., or any Person employed by the Group or its Affiliates (regardless of the position of such Person or whether it will constitute a breach of contract);

B.
not engage any of the following activities, no matter by himself/herself or through his/her Affiliates, (i) in his/her own name, or on behalf of any other entity, hiring, encouraging, soliciting, seducing or attempting to hire, encourage, solicit, seduce any employee to leave the Group, or inducing any employee to be employed by any Company’s Competitor, regardless of the reason; or in any way (including but not limited to providing advice or information) to help or encourage any employee to leave the Group; or suggest or recommend any company, business, or other business entity to hire, encourage, solicit, seduce, or attempt to hire, encourage, solicit, seduce any employee of the Group to leave; or (ii) use any name that is confusingly similar to the name of the Group or any other name used by the Group during operation, or use the aforementioned names to form or otherwise create any business entity, organization, or domain name;

C.
acknowledge that the ownership and all commercial interests of any intellectual property that is developed, invented, researched, designed, created, updated, and produced by himself/herself or with other entities during the term of being an employee or director and one (1) year thereafter, shall be attributed to the Group, and for this purpose, each Key Employee shall make or cause the other party to take all required, appropriate or necessary actions under applicable Laws and execute and deliver all necessary documents.

(v)
Each and every obligation under this Section 7.6 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such Section and any such deletion shall not affect the enforceability of the remainder parts of such Section.

(vi)
If any restrictions in this Section 7.6 shall be adjudged to be invalid or unenforceable as being in excess of what is reasonably required for the protection of the Group or the Shareholders, but would be valid if parts of this Section 7.6 were deleted or the scope herein reduced, all restrictions in this Section 7.6 shall apply with such modifications as may be necessary to make them legally valid and effective.

7.7	Post-Closing Covenants

Each Warrantor shall use best efforts to take all actions required of such party and to do all other things reasonably necessary, proper or advisable to complete and do each of the actions and/or things set forth in the table in Schedule V, in each case, as promptly as practicable after the Note Closing but, in any event, before the relevant required dates set out in such table.

8.	Confidentiality

8.1	Disclosure of Terms

The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

8.2	Permitted Disclosures

Notwithstanding the foregoing, each member of the Group and the Purchaser, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations.

8.3	Legally Compelled Disclosure

In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws, listing rules or a determination of applicable stock exchange) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 8, such Party (the “Disclosing Party”) shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be given to such information to the extent reasonably requested by the other Parties.

8.4	Other Exceptions

Notwithstanding any other provision of this Section 8, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the restricted Party; or (iv) disclosures to a Party’s accountants, attorneys or other professional advisors so long as they agree to keep such disclosures confidential.

9.	Indemnity

9.1	General Indemnity

Each Warrantor hereby agrees to jointly and severally indemnify and hold harmless the Purchaser and the Purchaser’s Affiliates, directors, officers, agents and assigns (each an “Indemnified Party”), from and against any and all Indemnifiable Losses suffered by such Indemnified Party, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to this Agreement.

9.2	Specific Indemnity

Without limiting the generality of Section 9.1, each Warrantor hereby agrees to jointly and severally indemnify and hold harmless each Indemnified Party, from and against any and all Indemnifiable Losses suffered by such Indemnified Party, directly or indirectly, as a result of, or based upon or arising from any of the matters set forth in Schedule VI. Such indemnification shall not be prejudiced by or be otherwise subject to any disclosure and shall apply regardless of whether the Indemnified Parties have any knowledge, actual or constructive, with respect thereto.

9.3	Additional Amount

Without prejudice to the generality of the foregoing, in the event that any Group Company makes any payment (the “Claim Amount”) to any Indemnified Party pursuant to this Section 9, the PD Founders and the PD Founder Holdco shall be required to pay to such Indemnified Party an amount equal to the quotient of (a) the Claim Amount, divided by (b) the difference of (x) one, minus (y) the ratio of the number of Equity Securities of the Company held by the Purchaser (on an as-if converted basis) at such time over the total outstanding Equity Securities of the Company (on an as-if converted basis) at such time.

10.	Miscellaneous

10.1	Further Assurances

Upon the terms and subject to the conditions herein, each of the Parties agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto or thereto.

10.2	Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Purchaser and the Company, provided that the Purchaser may assign its rights and obligations to an Affiliate of the Purchaser without consent of the other Parties under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.3	Governing Law

This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

10.4	Dispute Resolution

(i)
Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled at the Hong Kong International Arbitration Centre by arbitration. The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(ii)
The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force. The number of arbitrators shall be three. The arbitration shall be conducted in the English language.

(iii)	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(iv)
When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

10.5	Notices

Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by courier service, fax, electronic mail or similar means to the address as set out in Schedule IV (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this Section 10.5). Where a notice is given personally, delivery shall be deemed to have been effected on receipt (or when delivery is refused). Where a notice is sent by courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending through an internationally-recognized courier the notice, with a confirmation of delivery, and to have been effected on receipt (or when delivery is refused). Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid if sent during normal business hours of the recipient on a Business Day thereof and otherwise on the next Business Day thereof.

10.6	Rights Cumulative

Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

10.7	Fees and Expenses

The Company shall bear all legal, accounting, professional and other third-party fees, costs and expenses incurred by the Purchaser in connection with the business, legal and financial due diligence and the negotiation, preparation, execution and completion of this Agreement and any other Transaction Document if (i) the Note Closing occurs, or (ii) the Note Closing fails to occur for any reason not attributable to the Purchaser. If the Purchaser (or its designated entity) pays or advances any portion of the aforementioned fees, the Company will reimburse the Purchaser (or its designated entity) in full, without set-off or deduction.

10.8	Severability

In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

10.9	Amendments and Waivers

Any amendment to any term of this Agreement or any waiver of the observance of any term under this Agreement shall require the written consent of each of (i) the Company, (ii) the PD Founders, and (iii) the Purchaser.

10.10	No Waiver

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

10.11	Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative.

10.12	No Presumption

The Parties acknowledge that each Party has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it, has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

10.13	Headings and Subtitles; Interpretation

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies).

10.14	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

10.15	Entire Agreement

This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among all of the Parties with respect to the subject matters hereof and thereof, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:	PandaAI Quantum Holdings Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement

Signature Page to Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

THE PURCHASER:	Waton AI Genius Holding Limited

	By:	/s/ DONG Xianghan
Name: DONG Xianghan
Title: Authorized Representative

Signature Page to Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PD FOUNDERS:	LI Yuqi

LIU Bingjun

Signature Page to Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER HOLDCO:	LBS Link Pte. Ltd.

By:
Name:
Title:

Signature Page to Share Purchase Agreement

SCHEDULE I

LIST OF PD FOUNDERS

PD Founders	Identification Card Number	Nationality
LI Yuqi (李昱琦)	[redacted]	PRC
LIU Bingjun (刘炳君)	[redacted]	PRC

SCHEDULE II

REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

1.	Organization, Good Standing and Qualification

(i)
The Company is duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each of the other Group Companies is validly existing and in good standing with its business license and articles of association in full force and effect under, and in compliance with, the Laws of the PRC or the Laws of other competent jurisdictions. Each other Warrantor (except the PD Founders) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each Group Company has all requisite legal and corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction it conducts its business. The Group have duly established requisite Subsidiaries and/or branches where it conducts Business in accordance with relevant Laws.

(ii)
The PD Founder Holdco is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, lease and operate its respective properties and assets and to conduct the business, and to perform each of its obligations hereunder and under any other Transaction Documents to which it is a party. The PD Founder Holdco has been in compliance with its Charter Documents in all material respects, and the PD Founder Holdco has not violated or breached any of its respective Charter Documents.

(iii)
Each Founder is of sound mind, has the legal capacity to enter into this Agreement and the other Transaction Documents to which he is a party, has entered into or will enter into this Agreement and the other Transaction Documents to which he is a party on his own will, and understands the nature of the obligations to be assumed by him under this Agreement and the other Transaction Documents to which he is a party.

2.	Capitalization and Voting Rights

(i)
Company. Immediately prior to the Note Closing, the Company shall be authorized to issue a maximum of 500,000,000 shares divided into 500,000,000 Ordinary Shares of US$0.0001 each, of which 30,000,000 are issued and outstanding; the rights, privileges and preferences of the Ordinary Shares are as set out in the Current Memorandum and Articles. Immediately prior to the Conversion Closing, the Company shall be authorized to issue a maximum of 500,000,000 shares divided into (a) 492,500,000 Ordinary Shares of US$0.0001 each, of which 30,000,000 are issued and outstanding, and (b) 7,500,000 Founding Partner Preferred Shares of US$0.0001 each, none of which is issued and outstanding; the rights, privileges and preferences of the Ordinary Shares and the Preferred Shares are as set out in the Amended Memorandum and Articles. Except for up to 6,617,647 Ordinary Shares reserved for issuance of under future stock incentive plan of the Company or as otherwise expressly contemplated or permitted under the Transaction Documents, (i) there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any shares or equity interest of any Group Company, (ii) no shares or equity interest of any Group Company, or shares or equity interest issuable upon exercise or exchange of any outstanding options, or other shares or equity interest issuable by any Group Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of such Group Company or any other Person).

(ii)
No Other Securities. Except (a) as set out in subsection (i) above, (b) the conversion privileges of the Preferred Shares and (c) certain rights provided in the Shareholders Agreement and the Amended Memorandum and Articles: (1) there are no and at the Note Closing or the Conversion Closing (as applicable) there will not be any authorized or outstanding Equity Securities of any Group Company; and (2) no Group Company is a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to, or the right to cause the registration, redemption, or repurchase of, any Equity Security of such Group Company.

(iii)
Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts and are fully paid and non-assessable. All share capital of each Group Company is and as of the Note Closing or the Conversion Closing (as applicable) shall be free of any and all Liens (except for any restrictions on transfer under the Transaction Documents or applicable securities Laws). There are no (a) resolutions pending to change the share capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company or (b) dividends which have accrued or been declared but are unpaid by any Group Company.

(v)
Each Group Company has duly and fully performed all of its obligations (if any) and has no outstanding Liabilities or disputes as between such Group Company on the one hand and any other relevant parties on the other hand, in connection with all the historical changes to the share capital of such Group Company and historical transfers of equity interest in such Group Company in compliance with the applicable Laws and applicable Contracts.

3.	Corporate Structure; Subsidiaries

Exhibit B sets forth a complete structure chart showing the Group Companies, indicating the ownership and Control relationships among all Group Companies, and the PD Founders, the PD and PD Founder Holdco, as of (i) the date hereof, and (ii) immediately prior to the Conversion Closing. No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement. No Group Company has ever operated any part of its Business through any partnership. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person.

4.	Authorization

Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All actions on the part of each Warrantor (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, the performance of all obligations of each Warrantor thereunder, and, in the case of the Company, the authorization, issuance (or reservation for issuance), sale and delivery of the Note, the Founding Partner Preferred Shares, have been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by each Warrantor. This Agreement and each of the Transaction Documents are, or when executed and delivered by such Warrantor will be, valid and legally binding obligations of such Warrantor, enforceable against such Warrantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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5.	Valid Issuance of Securities

The Note and the Founding Partner Preferred Shares, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Transaction Documents). Immediately prior to the Conversion Closing, the Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Amended Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Transaction Documents). The issuance or reservation for issuance of the Note, the Founding Partner Preferred Shares or Conversion Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof.

6.	Approvals

No Approval with respect to or on the part of any Group Company, any PD Founder or PD Founder Holdco is required in connection with its valid execution, delivery, or performance of the transactions contemplated by this Agreement or the Transaction Documents or the offer, sale, issuance or reservation for issuance of the Note, the Founding Partner Preferred Shares or Conversion Shares.

7.	Offering

The offer, sale and issuance of the Note, the Founding Partner Preferred Shares and the Conversion Shares, as contemplated by the Transaction Documents, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws. None of the Note, the Founding Partner Preferred Shares or Conversion Shares is listed or traded on any stock exchange.

8.	Permits

Each Group Company has all franchises, authorizations, approvals, permits, certificates and licenses, including without limitation any special approvals or permits required under applicable Laws (“Permits”) necessary for its respective business and operations as now conducted or planned to be conducted. Each Permit is valid and in full force and effect. No Group Company is in default or violation of any Permit. No Group Company has received any written notice from any Governmental Authority regarding any actual or possible default or violation of any Permit. Each Permit will remain in full force and effect upon the consummation of the transactions contemplated hereby. No suspension, cancellation or termination of any such Permits is pending, threatened or imminent.

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9.	Compliance with Laws and Governmental Orders

(i)
Each Group Company (including the ownership thereof, any change of shareholding structure from the date of its incorporation, the operation of its business, and the ownership and use of its assets) has been and is in compliance with all applicable Laws, including but not limited to the Anti-Corruption Laws.

(ii)
The business of each Group Company as now conducted and proposed to be conducted (including any business proposed to be conducted by entities that are not currently existing as of the Note Closing and/or the Conversion Closing) are in compliance with all Laws and regulations that may be applicable, including without limitation all Laws of the PRC with respect to mergers, acquisitions, foreign investment and foreign exchange transactions.

(iii)
No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part of such Group Company to comply with, any applicable Law or (b) may give rise to any obligation on the part of a Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iv)
No Group Company has received any notice from any Governmental Authority regarding (a) any actual, alleged, possible or potential material violation of, or material failure to comply with, any applicable Law or (b) any actual, alleged, possible or potential material obligation on the part of such Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. The Company is not under investigation with respect to a violation of any applicable Law.

(v)	None of the Warrantors and other Group Companies has been subject to any indictment, convicted in any criminal case, or found by a court of providing misleading information in any matter.

10.	Anti-Bribery, Anti-Corruption, Anti-Money Laundering, Anti-Terrorism and Sanctions

(i)
Each Group Company, including any shareholder, director, officer, employee, agent, consultant, service provider or representative acting for or on behalf of the foregoing (individually and collectively, a “Company Representative”), has complied with all applicable Anti-Corruption Laws.

(ii)	Each Group Company has maintained and will maintain complete and accurate books and records and effective internal controls in accordance with the Anti-Corruption Laws.

(iii)
No Group Company nor any Company Representative has been subject to any investigation, litigation, penalties, or claims by a Governmental Authority or any third party for violation of the Anti-Corruption Laws.

(iv)
No Company Representative of any Group Company is currently a Public Official. If any such Company Representative becomes a Public Official during the term covered by this Agreement, the Company shall notify the Purchaser immediately so that the Purchaser may, and hereby reserves the right to, take whatever precautions and actions may be appropriate to assure compliance with the Anti-Corruption Laws.

(v)
No Public Official is associated with, or owns an interest, whether direct or indirect, in any Group Company, or has any legal or beneficial interest in the proposed Agreement contemplated herein, or any payments to be made under the Agreement. If a Public Official obtains any such interest, the Company shall notify the Purchaser immediately so that the Purchaser may, and hereby reserves the right to, take whatever precautions and actions may be appropriate to assure compliance with the Anti-Corruption Laws.

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(vi)
No Group Company nor any Company Representative, shall, directly or indirectly, make or authorize any offer, gift, payment, or transfer, or promise of, any money or anything else of value, or provide any benefit, to any Public Official, Government Entity or Person that would result in a breach of the Anti-Corruption Laws.

(vii)
Each Group Company has at all times conducted its operations in compliance with all applicable financial recordkeeping, reporting, organizational, and training requirements of all money laundering and anti-terrorism laws of each jurisdiction where the Group Company conducts business and/or owns assets (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). No proceeding by or before any Government Authority involving any Group Company with respect to the Anti-Money Laundering and Anti-Terrorism Laws is pending or is threatened.

(viii)
No Group Company or Company Representative is a Prohibited Person, and no Prohibited Person will be given an offer to become a Company Representative. No Group Company has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction, with a Prohibited Person.

11.	Certain Regulatory Matters

(i)
The PD Founders, the PD Founder Holdco and the Group Companies have obtained any and all Approvals from applicable Governmental Authorities and have fulfilled any and all fillings and registration requirements with applicable Governmental Authorities necessary in respect of the PD Founders, the PD Founder Holdco, and their investment in the Group Companies, and in respect of the Group Companies and their operations, respectively. All filings and registrations with applicable Governmental Authorities required in respect of the Group Companies, the PD Founder Holdco and the PD Founders, including but not limited to the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of Transport, SAMR, SAFE, tax bureau, customs authorities, product registration authorities, health regulatory authorities and the local counterpart of each of such Governmental Authorities, as applicable, have been duly completed in accordance with applicable Law. No PD Founder, PD Founder Holdco or Group Company has received any letter or notice from any applicable Governmental Authorities notifying it of the revocation of any Approval issued to it or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by any PD Founder, PD Founder Holdco or Group Company. Each Group Company has been conducting its business activities within the permitted scope of business or is otherwise operating its businesses in full compliance with all relevant Laws and Governmental Orders, including the Business, with all requisite Approvals by the competent Governmental Authorities.

(ii)
Neither the Warrantors nor any of the SAFE Subject Persons has received any oral or written inquiries, notifications, orders or any other forms of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations and the Company and the SAFE Subject Persons have made all oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches.

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12.	Compliance with Other Instruments

No Charter Documents of any Group Company is in violation, breach or default. The execution, delivery and performance by each Warrantor of and compliance with each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in (i) any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (a) the Charter Documents of any Group Company, (b) any Contract, the conflict or violation of which will cause an adverse effect on the ability of any of the Group Companies, PD Founders, or PD Founder Holdco to perform its/his/her obligations or complete the transaction contemplated under this Agreement or other Transaction Documents, or (c) any applicable Law or Governmental Order (or cause any event or a series of events which, pursuant to such applicable Law or Governmental Order, will result in any Material Adverse Effect), (ii) the creation or imposition of any Lien upon, or with respect to, any of the properties, assets or rights of any Warrantor, or (iii) any termination, modification, cancellation, or suspension of any right of, or any augmentation or acceleration of any obligation of, any Group Company.

13.	Actions and Governmental Orders

There is no Action pending or threatened against any Warrantor or any of the officers, directors or Key Employees of any Group Company, nor is any Warrantor aware of any basis for any of the foregoing, including with respect to any Action involving the prior employment of any of the employees of any Group Company, their use in connection with such Group Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no Action by any Warrantor or any of the officers, directors or Key Employees of any Group Company pending or which such Person intends to initiate against any third party. There is no Action pending or threatened against any Group Company with respect to its businesses or assets. There is no Governmental Order in effect and binding on any Group Company or their respective assets or properties. No Government Authority has at any time challenged or questioned the legal right of any Group Company to conduct its business as presently being conducted or proposed to be conducted. No Group Company has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. Neither any Group Company nor any of its assets or business is subject to, or bound by any potential or effective Governmental Order, which (i) has resulted in, or would be expected to have, any Material Adverse Effect, (ii) would be expected to affect the legality, validity or enforceability of any Transaction Documents, or (iii) would be expected to affect the consummation of any transaction contemplated under this Agreement or any other Transaction Documents.

14.	Charter Documents; Books and Records

The Charter Documents of each Group Company are in the form provided to the Purchaser. Each Group Company has made available to the Purchaser or its counsels a copy of its minute books. Such copy is true, correct and complete, and contains all amendments and all minutes of meetings and actions taken by its shareholders and directors since the time of formation through the date hereof and reflects all transactions referred to in such minutes accurately. Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice and in compliance with applicable Laws, and which permits its balance sheet and statements of operations and cash flow (including any and all notes and schedules thereto) to be prepared in accordance with applicable accounting principles. Such books of accounts and records are complete and accurate in all aspects.

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15.	Financial Statements

The Company has delivered to the Purchaser true, correct and complete copies of the unaudited consolidated balance sheet and statements of operations and cash flows (including any and all notes and schedules thereto and all the drafts of financial reports, audit reports, financial predictions provided by the Group to the Purchaser) for the Company as of September 30, 2025 (the “Statement Date”). The financial statements referred to above are collectively referred herein as the “Financial Statements”. The Financial Statements (i) have been prepared in accordance with the books and records of the Group Companies (ii) fairly present the financial condition and position of the Group Companies as of the dates indicated therein and the results of operations and cash flows of the Group Companies for the periods indicated therein, except in the case of unaudited financial statements for the absence of notes, and (iii) were prepared in accordance with the applicable accounting principles applied on a consistent basis throughout the periods involved. All of the accounts receivable owing to any of the Domestic Group Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are good and collectible in the ordinary course of business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with the applicable accounting principles), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Domestic Group Company to collect in full. There is no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of the Domestic Group Companies.

16.	Changes

Since the Statement Date, the Group has operated its business in the ordinary course consistent with its past practice, there has not been any Material Adverse Effect or any material change in the way the Group conducts its business, no Group Company has entered into any transaction outside of the ordinary course of business consistent with its past practice, and there has not been by or with respect to any Group Company:

(i)
issuance or sale of any equity interest, debenture or other securities (or any options, warrants or other rights to purchase any share) of any Group Company; increase, decrease or transfer of equity interest of any Group Company;

(ii)	any capital expenditure with respect to the purchase of any Real Property, equipment or intangible assets (excluding bicycles or electric bicycles) in excess of RMB1,000,000 in a single transaction;

(iii)
any purchase, acquisition, sale, lease, disposal of or other transfer of any assets with a book value of at least the lower of (a) more than RMB1,000,000 or (b) accounting for more than 5% any Group Company’s total asset value, or otherwise that are individually or in the aggregate material to any such Group Company or its business or absence of which would be expected to have a Material Adverse Effect, whether tangible or intangible; or any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets, or otherwise) of any business or other Person or division thereof;

(iv)	any waiver, termination, settlement or compromise of a valuable right (including without limitation any Action) or of a debt in an amount exceeding RMB1,000,000;

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(v)
any incurrence, creation, assumption, repayment, satisfaction, or discharge of (1) any Lien on any property or asset valued more than RMB1,000,000 of any Group Company or (2) any indebtedness, or the making of any loan or guarantee to any Person (other than any Group Company), or the making of any investment or capital contribution;

(vi)
any amendment to any material provisions of any Material Contract, any entering into of any new Material Contract except in the ordinary course of business, or any termination of any Material Contract, or amendment to any Contract to make such Contract a Material Contract, or any amendment to any Charter Document, or any amendment to or waiver under any Charter Document;

(vii)	any declaration, setting aside or payment or other distribution in respect of any Equity Securities, or any direct or indirect redemption, purchase or other acquisition of any Equity Securities;

(viii)	any damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operations or business of any Group Company;

(ix)	dismissal or termination of employment of any Key Employee;

(x)	any material changes in accounting methods or practices or any revaluation of any of its assets;

(xi)
except in the ordinary course of business consistent with its past practice, entry into any settlement of any claim or assessment in respect of any material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, entry or change of any material Tax election, change of any method of accounting resulting in a material amount of additional Tax or filing of any material amended Tax Return;

(xii)
license of any material Company Intellectual Property, permitting any Company Intellectual Property to lapse or become abandoned, donated or waived, or any disclosure of any Group Company’s material trade secret, recipe, working process, proprietary technology or other Company Intellectual Property which is not public information before such disclosure, other than any disclosure in accordance with any applicable Laws or confidentiality agreement;

(xiii)	entering into any partnership, joint venture or other profit sharing agreement;

(xiv)	any event that has resulted, or would be expected to result, in a Material Adverse Effect to the transactions contemplated hereunder or the operation of the Group and its Business;

(xv)	expiration, termination or any permit, approval or license with respect to any Group Company or its Business, or failure to renew any of the same;

(xvi)
any agreement or commitment, or cause the management of the Group Company to agree or commit, to do any of the things described in this Schedule I Section 16, save for any transactions under any Transaction Documents.

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17.	Liabilities

No Group Company has any Liabilities except for the liabilities set forth in the Financial Statements that have not been satisfied since the Statement Date. Each Group Company does not have any outstanding Liabilities to any of its existing shareholders or any Affiliate of such existing shareholder.

18.	Material Contracts

A true, complete and fully-executed copy of each Material Contract (and a written summary of each non-written Material Contract) has been delivered to the Purchaser or its counsels prior to the date hereof. Each Material Contract is a valid and binding agreement of the Group Company that is a party thereto, the performance of which does not and will not violate any applicable Law or Governmental Order, and is in full force and effect, and such Group Company has duly performed all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such Group Company or any other party or obligor with respect thereto, has occurred, or as a result of the execution, delivery, and performance of the Transaction Documents will occur. No Group Company has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No Group Company has received any notice (whether written or not) that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract. There is no Contracts which grants any Person any preferential rights to purchase any assets or equities of any Group Company (other than any purchase occurs in the ordinary course of business of the Group Companies). For the purpose of this Agreement, the term “Material Contract” means any Contract to which a Group Company is a party or by which it is bound that is material, whether or not made in the ordinary course of business, to any Group Company or the conduct of its business as now conducted or planned to be conducted, including without limitation the exclusive cooperation Contracts with certain cities.

19.	Title; Properties

(i)
Title. The Group Companies have good and valid title to, or a valid leasehold interest in, all of their assets, whether real, personal or mixed, purported to be owned by them (including but not limited to all such assets reflected in the Financial Statements), free and clear of any Liens. The foregoing assets collectively represent in all material respects all assets, rights and properties necessary for the conduct of the business of the Group in the manner conducted during the periods covered by the Financial Statements. Except for leased items, no Person other than a Group Company owns any interest in any such assets. All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease.

(ii)
Real Property. No Group Company has any right or interest in any premises or land other than the Leased Real Property. All Leased Real Property are held under valid, binding and enforceable leases of a Group Company, free of Lien of any kind. No Group Company is in material violation or breach of any applicable Laws related to the Real Property or relevant lease contracts. There are no facilities, services, assets or properties shared with any other Person which is not a Group Company, which are used in connection with the business of the Group. Any rent specified in the lease or sublease of any Leased Real Property is the true amount of rent payable by the Group Company with no other agreements or arrangements with respect to the same.

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20.	Intellectual Property Rights

(i)
Company Intellectual Property. The Group owns, has the sufficient rights (including but not limited to the rights of development, maintenance, licensing and sale) to, or otherwise has the licenses to use all Intellectual Property (“Company Intellectual Property”) necessary and sufficient to conduct its business and any business as proposed to be conducted by the Group without any conflict with or infringement of the rights of any other Person.

(ii)
Infringement, Misappropriation and Claims. No Group Company has violated, infringed or misappropriated in any material respect any Intellectual Property of any other Person, nor has any Group Company received any written notice alleging any of the foregoing. No Person has violated, infringed or misappropriated any Company Intellectual Property, and no Group Company has given any written notice to any other Person alleging any of the foregoing. No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property. Each Group Company has complied in all aspects with all relevant license agreement with respect to its use of the open-source software. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, will not result in any change or damages to any Company Intellectual Property.

(iv)
Assignments and Prior IP. All former or current employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in the Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. It will not be necessary to utilize any inventions, trade secrets or proprietary information or other Intellectual Property of any of its employees or of any other Person (whether a former employee of a Group Company or otherwise), except for inventions, trade secrets or proprietary information that have been properly assigned to and are exclusively owned by a Group Company. None of the officers, employees and consultants currently or previously employed or otherwise engaged by any Group Company is in violation of any current or prior confidentiality, non-competition or non-solicitation obligations to any Group Company or to any other Persons, including former employers. None of the Key Employees of any Group Company is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her best efforts to promote the interests of the Group or that would conflict with the business of the Group as presently conducted.

(v)
Protection of IP. The Group has taken any and all reasonable and appropriate steps to register, protect, maintain and safeguard the Company Intellectual Property and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing.

(vi)
Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Group is and has been in compliance with in all material respects all applicable laws in all relevant jurisdictions, the Group’s privacy policies and the requirements of any contract or codes of conduct to which the Group is a party. The Group has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Group is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

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21.	Labor and Employment Matters

(i)
Key Employees. Schedule III enumerates each Key Employee of each Group Company, along with each such individual’s title. Each Key Employee has duly entered into labor contracts, confidentiality agreements and non-competition agreements with relevant Group Company and is currently (and has been since their respective dates of employment by the applicable Group Company) devoting all of his or her business time to the conduct of the business of the Group. No Key Employee has given any notice of an intent to resign, and no Group Company has any intention of terminating the employment of any Key Employee. No Key Employee of any Group Company is obligated under, or in material violation of any term of, any Contract or any Governmental Order relating to the right of any such individual to be employed by, or to contract with, such Group Company. No Group Company has received any notice alleging that any such violation has occurred.

(ii)
Actions; Compliance. There is no, and there has not been in the last three (3) years, any Action relating to the violation or alleged violation of any Law by any Group Company pertaining to labor relations or employment matters, including any charge or complaint filed by an employee with any Governmental Authority or any Group Company. Each Group Company has complied in all respects with all Laws relating to employment, wages, hours, overtime, working conditions, benefits, retirement, termination, Taxes, equal opportunity, collective bargaining, labor dispatch, outsourcing and health and safety. Each Group Company is in compliance with each Law relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law in a timely manner. Each Group Company has paid in full to each employee all amounts payable by virtue of applicable Laws and applicable terms of employment applicable to such employee, including all wages, overtime payments, bonuses, benefits, severance payments and all compensation due to such employee. There has not been, and there is not now any pending or threatened strike, union organization activity, lockout, slowdown, picketing, or work stoppage with respect to the employees of any Group Company or any unfair labor practice charge against any Group Company.

22.	Tax Matters

(i)
Each member of the Group has duly and timely filed or submitted all Tax Returns as required by Law to have been filed or submitted by it and all such Tax Returns are true, correct, and complete in all respects and were prepared in compliance with all applicable Laws. Each member of the Group has paid in full all Taxes (whether or not shown on any Tax Returns) required to be paid by it. No Tax Liens (other than for current Taxes not yet due or payable) are currently in effect against any of the assets of any member of the Group.

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(ii)
No tax audits or administrative or judicial Tax proceedings by any Governmental Authority with respect to each member of the Group is currently in progress or has been threatened. No assessment of Tax has been proposed in writing against any member of the Group or any of their assets or properties.  No member of the Group has received from any Governmental Authority (including jurisdictions where a member of the Group has not filed Tax Returns) any (i) notice indicating an intent to open audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against any member of the Group. No member of the Group is subject to any waivers or extensions of applicable statutes of limitations with respect to Taxes for any year. Except for extensions applied for and granted in the ordinary practice of the applicable jurisdiction, no member of the Group currently is the beneficiary of any extension of time within which to file any Tax Return.

23.	Related Party Transactions

Except for the Transaction Documents, the Control Documents and the employment agreement with each of the Key Employees, there are no Related Party Contracts nor is there currently any proposed Related Party Contract. There are no transactions or any proposed transactions between any Group Company and any of its Related Party. Each Related Party Contract is on terms and conditions as favorable to the applicable Group Company as would have been obtainable by it at the time in a comparable arm’s-length transaction with an unrelated party and has no and will not impose any material adverse effect to any such Group Company as long as such Group Company performs the Related Party Contract pursuant to the terms and conditions thereunder. No Related Party has any direct or indirect ownership interest in any Person (other than a Group Company) with which a Group Company is affiliated or with which a Group Company has a business relationship, or any Person (other than a Group Company) that competes with any Group Company. No Related Party has any interest, either directly or indirectly, in (i) any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, property, intellectual or other property rights or services, (ii) in whole or in part, any tangible or intangible property or asset that any Group Company uses or has used in the conduct of the Business, (iii) any Contract to which a Group Company is a party or by which it may be bound or affected. None of the Group Companies is indebted, directly or indirectly, to any Related Party, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees of such Group Company. No Related Party is indebted to any Group Company. Any equity or debt investment to any Group Company by any existing shareholder or its Affiliate is in compliance with any applicable Laws and Governmental Order.

24.	No Investment

(i)
None of the PD Founders, PD Founder Holdco or Key Employees and the Affiliate of any of the them (i) directly or indirectly, owns, manages, is engaged in, operates, Controls, works for, consults with, renders services for, does business with, maintains any interest in (proprietary, financial or otherwise) or participates in the ownership, management, operation, or Control of, any Business or any business which is in competition with the Business of the Group Companies, whether in corporate, proprietorship or partnership form or otherwise, or (ii) directly or indirectly, invest in any entity other than the Group Companies, including whether as owner, shareholder, actual controller or creditor of such entity (other than any investment in the securities of any entity which are listed or traded on any generally recognized stock exchange, provided that such Founder or Key Employee (as the case may be) (x) do not in aggregate hold securities representing more than one percent (1%) of the total issued securities of such entity and (y) are not involved in the management of the business of, or other relations with, such entity). There has been no breach of the non-competition obligation of any PD Founder, or PD Founder Holdco to any other Person.

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(ii)
There is no non-competition agreement or other similar arrangement which impose any limitations on any Warrantor, the Purchaser or any Affiliate of them. No Warrantor has violated the any non-competition agreement or other confidentiality agreement or similar obligation with any Person. No Warrantor has executed any non-competition agreement with, or been bound by any non-competition obligations to, any Person (in terms of any individual, to any of his/her prior employers).

25.	Business Plan and Projections

The Company, the PD Founders and the PD Founder Holdco have delivered to the Purchaser a business plan and the financial projections as of September 30, 2025 (the “Business Plan”), and the Company will have been updated and delivered such business plan and projections to the Purchaser in writing prior to the Conversion Closing. Such business plan and the projections contained therein were prepared in good faith and a professional manner during the ordinary business operation course consistent with past practice, and based upon reasonable and realistic assumptions and projections after careful examination and due consideration of all relevant factors. None of the statements made in the business plan is untrue or misleading in any way or omits to state any material fact necessary to make the statements therein not misleading. All projections and forecasts were prepared based on reasonable assumptions on the preparation date and the circumstance in the period covered by such projections, and there is reasonable basis for such assumptions and forecast in all material aspects on the date hereof.

26.	Continuous Operation

(i)
Each Group Company operates its Business from the date of its incorporation in a continuous manner. The Business constitutes all the business or undertaking engaged by the Group. Particularly, the Group has not engaged in any business of insurance, banking and financial service, telecommunications, and public facility service (other than its cycling business).

(iii)
No Action has been initiated, or threatened to be initiated, nor has any petition or resolution been adopted by any Group Company, in respect of dissolution, liquidation, winding-up, insolvency, bankruptcy or receivership of any Group Company or appointment of a receiver, liquidator, assignee, custodian, trustee (or the alike) of any Group Co mpany or for any assets of any Group Company.

27.	Red-Chip Restructuring

(i)
Upon completion of the Red-Chip Restructuring: the Company is the ultimate holding company of the Group Companies, which owns or Controls each of the Domestic Group Companies and is able to effectively consolidate each of the Domestic Group Companies into its consolidated financial statements.

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(ii)
As of the Conversion Closing (a) each Control Document is valid, in full force and effect, and constitute the legal, valid and binding obligations of the contracting party, enforceable against such party in accordance with its terms; (b) the execution and delivery by each party named in each Control Document, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein do not result in (i) any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (x) the Charter Documents of any Group Company, (y) any Contract, the conflict or violation of which will cause an adverse effect on the ability of any of the Group Companies, PD Founders or PD Founder Holdco to perform its/his obligations or complete the transaction contemplated under this Agreement or other Transaction Documents, or (z) any applicable Law or Governmental Order (or cause any event or a series of events which, pursuant to such applicable Law or Governmental Order, will result in any Material Adverse Effect), (ii) the creation or imposition of any Lien upon, or with respect to, any of the properties, assets or rights of any Warrantor, or (iii) any termination, modification, cancellation, or suspension of any right of, or any augmentation or acceleration of any obligation of, any Group Company; (c) no party to any Control Document will be in breach or default in the performance or observance of any of the terms or provisions of such Control Document.

(iii)
As of the Conversion Closing, in connection with the Red-Chip Restructuring, each of the Warrantors has complied with all applicable Laws, including but not limited to all applicable PRC Laws relating to foreign exchange, transfer of equity interest and tax.

28.	Disclosure

The Company has provided the Purchaser with all the information regarding the Group Companies which would cause a Material Adverse Effect to the Group or the Business. No representation or warranty of the Warrantors contained in this Agreement (or any certificate furnished or to be furnished to the Purchaser at the Note Closing and/or the Conversion Closing under this Agreement) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact that the Company has not disclosed to the Purchaser in writing and that has had or would reasonably be expected to have a Material Adverse Effect. Neither this Agreement nor any Transaction Documents or any other agreements, written statements or certificates made or delivered in connection herewith or during the due diligence or negotiation and execution of any Transaction Documents contains any untrue, inaccurate, incomplete or misleading statement of a fact or omits to state a fact necessary to make the statements herein or therein not misleading.

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SCHEDULE III

LIST OF KEY EMPLOYEES

No	Name	Position
1.	LI Yuqi (李昱琦)	Chief Executive Officer
2.	LIU Bingjun (刘炳君)	Technical Director
3.	WU Jianing (吴佳宁)	Marketing Director

SCHEDULE IV

NOTICE ADDRESSES

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each Party:

If to the Company, any Domestic Group Company, any Founder and/or the Founder Holdco:

Attention:	LI Yuqi (李昱琦)
Address:	[redacted]
Email:	[redacted]

If to Waton:

Attention:	DONG Xianghan (董香寒)
Address:	[redacted]
Email:	[redacted]

SCHEDULE V

POST-CLOSING COVENANTS

(i)
Each Group Company shall comply with and continuously improve its corporate governance and legal compliance in all aspects, including but not limited to aspects of management, environment, health, safety, Tax and labor.

(ii)
Each Group Company shall use its best efforts (a) to comply with each and every requirement stipulated in each national and regional enacted Law for it to conduct Business, including any guidance or suggestive requirement, and (b) to continuously communicate with competent Government Authority in respect of any updates or developments in national and regional regulations and policies relating to the Business.

(iii)
Each Group Company shall conduct the Business in accordance with applicable Laws and good business practices at all times, including but not limited to the applicable Anti-Bribery Laws, Sanctions, and Anti-Money Laundering Laws, and applicable PRC Laws relating to the Business, data privacy, cyber security, Intellectual Property, taxation, employment, Social Insurance, foreign exchange, environmental protection, bidding, and the sale of any products or provision of any services.

(iv)
Each Group Company shall take all necessary measures to protect the Intellectual Property it actually uses or owns and to take all necessary and feasible actions to maintain such Intellectual Property; and to use any Intellectual Property in a legal manner.

(v)	The Group Companies shall duly register all of the trademarks in all the categories required or necessary for the operation of the Business as promptly as practicable.

(vi)
Each Group Company shall procure each of its shareholders to contribute the registered capital subscribed by such shareholder respectively within the time limit as stipulated in the Charter Document of each Group Company.

(vii)	The Group Companies shall actively perform other duties and obligations under the Transaction Documents.

(viii)	Each Group Company shall obtain certain required approvals and licenses necessary for the Business operation in a timely manner in accordance with the Law.

(ix)
In accordance with the PRC Law and requirements of competent authorities, each Group Company shall open accounts for Social Insurance and housing fund, duly and legally declare and pay all the applicable Social Insurance for employees, withhold and remit employees’ share of Social Insurance, and pay or make proper accounting preparations for the Social Insurance amounts that have been unpaid or underpaid as of the Note Closing.

(x)
Each Group Company shall hire employees with professional knowledge, management skills and work experience in accordance with the development of Business. The Group Companies shall cause all of their respective existing employees to enter into an employment agreement and a confidentiality, non-solicitation and invention assignment agreement or an employment agreement containing confidentiality, non-solicitation and invention assignment provisions within three (3) months following the Note Closing. The Group Companies shall also cause all of their respective future employees to enter into an employment agreement and a confidentiality, non-solicitation and invention assignment agreement or an employment agreement containing confidentiality, non-solicitation and invention assignment provisions, and shall cause all of the future key employees to enter into an employment agreement and a confidentiality, non-compete, non-solicitation and invention assignment agreement or an employment agreement containing confidentiality, non-compete, non-solicitation and invention assignment provisions, provided that the terms and conditions of such form agreements shall remain substantially the same as those reviewed and acknowledged by the Purchaser prior to its subscription.

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(xi)
Each Group Company shall optimize the asset structure of the Group Companies in accordance with the development of Business, to ensure the Group Companies can operate successfully in accordance with the business plan determined by the Board of Directors.

(xii)
Each Group Company shall improve the method of internal management and statement preparation, so that the shareholders of the Company are able to know and supervise the financial position of the Group Companies in a timely manner, and to standardize each of financial regulations and operations.

(xiii)
The relevant Group Companies shall, as promptly as practicable, (a) improve the internal management over rentability review mechanism of the Lease Real Property, (b) complete the registration of the lease agreements promptly for Leased Real Property that is important to the Business operation of the Group Companies, and (d) re-execute or novate, as applicable, relevant existing lease agreements to ensure the lessee under each such lease agreement shall be the Group Company actually using the relevant Leased Real Property, or, as applicable, obtain written consent from the lessor with respect to the use of the Leased Real Property by a Group Company other than the lessee of the lease agreement. For the lease agreement(s) of the Leased Real Property executed after the Note Closing, these lease agreement(s) shall be executed by the lessor and the Group Company which actually uses the relevant Leased Real Property.

(xiv)
The Group Companies shall, as promptly as practicable, sort out the business process, to ensure the corresponding turnover tax declaration to be in consistent with the Business substance and compliance with the Tax Laws.

(xv)
The Company shall purchase sufficient director liability insurances in line with market practice for its Directors as promptly as practicable in accordance with the requirements of Law or as requested by the Board of Directors.

(xvi)
Each relevant Group Company and/or the PD Founder shall, as promptly as practicable, take all necessary measures to comply with all applicable reporting and/or registration requirements under SAFE Rules and Regulation.

(xvii)
Domestic Parent shall, and each Founder and Group Company shall use best efforts to procure Domestic Parent to promptly obtain the value-added telecommunications business licenses (type B25 and type B21).

(xviii)
Domestic Parent shall, and each Founder and Group Company shall use best efforts to procure Domestic Parent to complete the Cyber-security Classified Protection Filing within three (3) months following the Note Closing.

(xix)
Domestic Parent shall, as promptly as practicable, acquire or purchase all the shares of 量知引擎文化传媒（重庆）有限公司, and complete all necessary registration filings and procedures with the relevant Governmental Authority in connection with such acquisition.

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(xx)
The Group Companies shall, as promptly as practicable, take all steps as stipulated under the User Funds Measures to ensure that all deposit and advance collected by Group Companies shall be stored and kept in compliance with the User Funds Measures and any other applicable Laws, including without limitation, transferring any and all user deposit and advance to the special saving accounts from time to time. “User Funds Measures” means all policies, procedures, systems, contractual arrangements, and regulatory measures adopted by the Group to safeguard, segregate, administer, and account for end‑user monies (including prepaid balances, deposits, stored value, escrowed funds, settlement proceeds.

(xxi)
The Group Companies shall, as promptly as practicable, cooperate with third party payment institution that holds third party payment license (payment through the network) for the payment services for its AI-Powered quantitative trading services and other related fintech services business, and adjust the payment services for the foregoing business so as to comply with the applicable Laws and regulatory requirements of the competent Governmental Authority.

(xxii)
The Group Companies shall, within six (6) months following the Note Closing, establish and implement anti-money laundering internal control policies and procedures to satisfactory of the Purchaser, and make any necessary adjustment to the payment and settlement mechanisms during operation of the Business, to ensure that such mechanisms comply with Anti-Money Laundering Laws, and all the other applicable PRC Laws relating to anti-money laundering requirements.

(xxiii)
The Group Companies shall, within three (6) months following the Note Closing, engaged PRC legal counsel (reasonably acceptable to the Purchaser) to conduct a compliance review of the Business within the PRC, and provide the Purchaser with a copy of the compliance review report and implement any necessary remedial measures identified therein. Notwithstanding the foregoing, the Group Companies shall not conduct any copy trading business or similar investment advisory services within the PRC, and such business, if conducted outside the PRC, shall be operated exclusively through any Group Company registered outside the PRC and only after obtaining all necessary licenses and regulatory approvals required under the applicable laws of the relevant offshore jurisdiction(s).

(xxiv)
The Group Companies shall, as promptly as practicable, take all necessary steps as stipulated under the Laws of personal information protection and data collection to ensure that the websites, APPs and other media or platforms operated by the Group Companies are in compliance of such Laws.

(xxv)	The Group Companies shall, as promptly as practicable, complete the registration of all patents under application.

(xxvi)
The Group Companies shall, as promptly as practicable, adjust the management method of the labors whose salaries are paid by any third party on behalf of any Group Company, to comply with relevant Laws, and ensure that all the employees’ salaries and Social Insurance (including housing provident funds) are paid directly by the Group Companies respectively.

(xxvii)	The Group Companies will comply with all inter-company borrowing procedures detailed in the relevant Charter Documents and pursuant to applicable Law.

(xxviii)
All contracts, agreements and documents of a similar nature including Related Party Contracts entered into between any of the Group Companies and any Related Parties and Affiliates and any transactions contemplated thereunder shall be performed in the manner of an arms-length transaction.

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(xxix)
The PD Founders shall, as promptly as practicable, transfer, dispose of or otherwise divest all of their shareholdings in such companies as designated in writing with the Purchaser, or procure the deregistration or dissolution of such companies.

(xxx)
LIU Bingjun shall use best efforts to promptly resolve and settle the loan dispute between himself and the other shareholders of 上海绪云信息技术有限公司 through negotiation, mediation, or other mutually agreed means, and thereafter cause the dissolution of such company in accordance with applicable Law, and shall provide the Purchaser with written notice upon final settlement.

(xxxi)
The Group Companies shall, within six (6) months following the Note Closing, (a) terminate all arrangements involving the sharing or commingling of employees with any Related Parties, including secondment arrangements, dual employment relationships, or shared service arrangements; (b) eliminate all sharing or commingling of server resources and IT infrastructure with any Related Parties, including servers, databases, cloud services, network systems, and data storage facilities; and (c) establish and maintain independent personnel management systems and IT infrastructure that are wholly owned, controlled, and operated by the Group Companies without any dependence on or access by Related Parties;

(xxxii)
The Warrantors shall use best efforts to ensure that the actual business premises of each Group Company shall be consistent with its registered address stated on its respective licenses and permits, including the business license, as soon as practicable.

(xxxiii)
Each Group Company shall maintain complete and accurate books and records and effective internal controls (including but not limited to internal control over procurement, operation and maintenance, reimbursement), and continuously improve the systematic management on the Business and assets of the Group Companies that are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Group Companies.

(xxxiv)
Immediately following establishment of any wholly-owned subsidiary in Singapore, the Group Company shall procure the execution by such subsidiary of a deed of adherence (Exhibit D) to join this Agreement as a Warrantor, and such subsidiary shall be jointly and severally liable with the Group Company for all Warrantor obligations hereunder.

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SCHEDULE VI

SPECIAL INDEMNITY

(i)
The failure of any Group Company to obtain any approvals, licenses, permits or consents or complete any registrations, filings, report or notice required by the competent Governmental Authority or the applicable Laws as necessary for the conduct of the Business, to conduct the Business in compliance with all applicable Laws and the Governmental Orders, or to complete the registration or filing with the competent local branches of the SAMR in a timely manner as required by all applicable Laws.

(ii)	The failure of any Group Company to process the deposit and the advance paid by the users to the special saving accounts as required by the Laws.

(iii)	The violation of any SAFE Rules and Regulation by any Group Company or any SAFE Subject Person.

(iv)
The conduct of the Business and the use of Company Intellectual Property violated, infringed or misappropriated the Intellectual Property of any third party, and/or the infringement or misappropriation of any Intellectual Property of any third party by any Group Company.

(v)
Any penalties or other losses as a result from the violation by any Group Company, the PD Founder Holdco, the PD Founders and any of their respective employees of any applicable Anti-Corruption Laws and criminal Law.

(vi)
Any fines and late payment fees as a result of the underpayment or non-payment by any Group Company of its employees’ salaries and Social Insurance (including housing provident funds) and other violations by the Group Company of labor-related Laws of the PRC (including matters in respect of Social Insurance, employee working hour schedules, related registrations, account opening, labor dispatch, labor outsourcing and others).

(vii)	The failure of any Group Company to enter into written labor contracts, confidentiality agreements, and/or non-competition agreements with any of the Key Employees.

EXHIBIT A

FORM OF THE NOTE

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CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS CONVERTIBLE PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT, UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND ANY APPLICABLE STATE SECURITIES LAWS.

PandaAI Quantum Holdings Limited

CONVERTIBLE PROMISSORY NOTE

US$2,822,626

November 19, 2025

FOR VALUE RECEIVED, PandaAI Quantum Holdings Limited, a Cayman Islands incorporated limited liability company (the “Company”) promises to pay, in the lawful currency of the United States of America, to the order of Waton AI Genius Holding Limited, a company duly incorporated and validly existing under the laws of the British Virgin Islands, or its assigns (the “Holder”), the principal sum of US$2,822,626 (the “Principal Amount”), due and payable on the dates and in the manner set forth below.

1.           Note Purchase Agreement. This convertible promissory note (the “Note”) is issued pursuant to the terms of that certain Preferred Share Purchase Agreement dated as of November 19, 2025 (the “Agreement”), by and among the Company, the Holder and certain other party, and is subject to the terms thereof. Capitalized terms used but not otherwise defined herein shall have the respective meaning ascribed therein to them in the Agreement. The provisions of this Note are subject to the terms and conditions of the Agreement, which are deemed incorporated by reference into this Note.

2.           Repayment. Unless otherwise converted in accordance with Section 2.3 of the Agreement, the outstanding Principal Amount under this Note shall be due and payable on the date that is the earlier of (i) the last day of a period of twelve (12) months following the date of this Note which may be extended by the Holder at its sole discretion, (ii) the last day of a period of six (6) months following the conversion pursuant to Section 2.3 of the Agreement, or (iii) the date of occurrence of Event of Default or a later date agreed by the Holder (the “Maturity Date”). This Note may not be prepaid without the written consent of the Holder.

3.           Interest Rate.

(a)          Interest shall accrue at a simple rate of 8% per annum on the outstanding Principal Amount under this Note for the period commencing on and from the date of this Note until the date the entire of the outstanding Principal Amount under this Note and the accrued interests thereon has been paid to the Holder or converted. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

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(b)          Default Interest. In case that (i) the Company fails to repay any due and payable amount hereunder, or (ii) any Event of Default occurs, whichever is earlier, any unpaid and outstanding Principal Amount under this Note shall bear interest at the rate equal to the lesser of (aa) 10% per annum (computed on the basis of a 365-day year and accruing daily), or (bb) the maximum interest rate permitted under applicable laws, for the period commencing on and from the date of this Note until the entire of such outstanding Principal Amount and accrued interest thereon has been paid to the Holder or the Note has been converted.

4.           Payments.

(a)          Currency and Account. All payments of the outstanding Principal Amount (other than payment by way of conversion) and all payments of the accrued interest shall be in lawful money of the United States of America to the Holder, made by wire transfer of immediately available funds to the bank account designated by the Holder in a written notice delivered to the Company.

(b)        Application of Payments. Payment on this Note shall be applied first to any expense reimbursement owed to the Holder by the Company pursuant to this Note or otherwise, second to accrued interest, and thereafter to the outstanding Principal Amount.

(c)          Priority of the Note. This Note shall rank senior and superior to all the other existing or future indebtedness owed by the Company.

(d)         No Set-Off. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder without any set-off and free and clear of and without any deduction of any kind whatsoever.

5.           Conversion Right. The Holder shall have the option, but not the obligations, at its sole discretion to convert all or any portion of the outstanding Principal Amount into the Companies’ Founding Partner Preferred Shares pursuant to the terms and conditions as set forth in Section 2.3 of the Agreement.

6.           Events of Default.

(a)          Definition. For purpose of this Note, each of the following events shall be an “Event of Default” hereunder:

 (i)         The Company fails to make any payment when due under this Note;

(ii)        The Warrantors breaches any material representation, warranty, covenant or obligation set forth in, or an event of default occurs under the Transaction Documents;

(iii)       The Company and/or its subsidiaries are legally dissolved or its existence is otherwise legally terminated;

(iv)      The Company and/or its subsidiaries commences or has commenced against it any proceeding to dissolve or otherwise terminate its existence under any dissolution, liquidation or similar statue now or hereafter in effect or its board of directors or shareholders take any corporate action in furtherance of any of the foregoing;

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(v)       The Company and/or its subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency, arrangement, readjustment of debt, moratorium or any other similar law for the relief of, or relating to, debtors, nor or hereafter in effect, or makes any assignment for the benefit of creditors or its board of directors or shareholders take any corporate action in furtherance of any of the foregoing;

(vi)      An involuntary petition is filed against the Company and/or its subsidiaries (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy, reorganization, insolvency, arrangement, readjustment of debt, moratorium, or similar law for the relief of, or relating to, debtors, nor or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company and/or its subsidiaries;

(v)        The Company and/or its subsidiaries breaches any term of the Charter Documents of the Company and/or its subsidiaries then in effect or applicable law or any agreement or contract to which it is a party or by which its assets are bound such that there is a Material Adverse Effect on its ability to perform its obligations under the Transaction Documents, and if such breach is curable, such breach has not been cured within thirty (30) business days after the Holder delivers a written notice to such the Company and/or its subsidiaries requesting such cure.

(b)          Consequences of Events of Default.

(i)        If an Event of Default occurs, unless otherwise agreed by the Holder, all indebtedness under this Note shall become immediately due and payable without any action on the part of Holder, and the Company shall immediately pay to Holder all such amounts. Notwithstanding the foregoing, nothing herein limits the rights of the Holder to convert all or any portion of the Note pursuant to Section 2.3 of the Agreement in lieu of such repayment by the Company.

(ii)        The Holder shall also have any other rights which the Holder may have been afforded under any contract or agreement at any time and any other rights which the Holder may have pursuant to applicable law.

7.           Lost, Stolen, Destroyed or Mutilated Note.  In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Note, or in lieu of the Note lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of the Note.

8.           Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties hereto will work in good faith to substitute the excluded provision with a provision intended to accomplish the parties’ intent to the greatest extent permitted by law.

9.           Amendments and Waivers. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Holder and the Company.  Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Holder and its successors and assigns and the Company.

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10.           Governing Law and Dispute Resolution. This Note shall be governed by and construed in accordance with the laws of Hong Kong without regard to the conflict of laws principle. The dispute resolution provision in the Agreement shall apply mutatis mutandis to this Note.

11.           Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

12.           Notices. The notice provision in the Agreement shall apply mutatis mutandis to this Note.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its representative, thereunto duly authorized as of the date first above written.

Panda AI Quantum Holdings Limited

By:
Name:
Title:

[Signature Page to Convertible Promissory Note]

EXHIBIT B

GROUP CHART

I.	Group Chart as of the date hereof

II.	Group Chart immediately prior to the Conversion Closing

LI Yuqi
100%
LBB Link Pte. Ltd.
100%
PandaAI Quantum Holdings Limited
100%
BVI Subsidiary
100%
100%
Hong Kong Subsidiary
Singapore Subsidiary
Offshore
Onshore
WFOE
LI Yuqi
49%
51%
Chongqing Liangyun Zhijing Information Technology Co. Ltd.
Control Documents
100%
100%
Zhongyan Nanfang Financial Technology (Qingdao) Co., Ltd.
Liangjing Zhilian (Chongqing) Education Consulting Co., Ltd.

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EXHIBIT C

FORM OF SHAREHOLDERS AGREEMENT

EXHIBIT D

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the          day of

by [     ], (the “Singapore Subsidiary”)

RECITALS

A.          On                    ,               , PandaAI Quantum Holdings Limited (the “Company”), Waton AI Genius Holding Limited and certain other parties entered into a preferred share purchase agreement (the “SPA”), to which the substantial form of this Deed of Adherence (this “Deed”) forms Exhibit D.

B.           Pursuant to the SPA, the Singapore Subsidiary shall execute this Deed upon incorporation.

THIS DEED WITNESSES as follows:

1.            Interpretation. Capitalized terms not otherwise defined in this Deed shall have the meanings given to them in the SPA.

2.           Covenant; Enforceability. The Singapore Subsidiary hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the SPA as if the Singapore Subsidiary had been an original party to the SPA in the same capacity as the Warrantor thereto. The other Parties of the SPA shall be entitled to enforce the SPA against the Singapore Subsidiary.

3.            Representation and Warranty. The Singapore Subsidiary hereby represents and warrants to Parties of the SPA that:

(a)          The Singapore Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)         The Singapore Subsidiary has all requisite power and authority to execute and deliver this Deed and to assume and perform all rights and obligations under the SPA. Upon their execution, this Deed and the SPA shall constitute valid and legally binding obligations thereof, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)         The execution, delivery and performance by the Singapore Subsidiary of and compliance with the Deed and the SPA, and the consummation of the transactions contemplated thereby, will not result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (A) the articles of association or any other such constitutional documents of the Singapore Subsidiary, (B) any material contract to which the Singapore Subsidiary is a party, (C) any judgment, order, writ or decree or (D) any applicable Law.

4.            Governing Law. This Deed shall be governed by and construed in all respects in accordance with the Laws of Hong Kong.

[THE SINGAPORE SUBSIDIARY]	)
in the presence of:	)